UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 21, 2010

Harsco Corporation

(Exact name of registrant as specified in its charter)

DE	001-3970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill PA	17011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 717-763-7064

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)     Harsco Corporation (the “Company”) announced that on September 21, 2010, David C. Everitt and James M. Loree were appointed to the Company’s Board of Directors (the “Board”), effective November 1, 2010.  Both Mr. Everitt and Mr. Loree will be deemed independent directors on the Board.  The appointment of Messrs. Everitt and Loree to the Board will bring its current membership to 12, of whom ten are independent directors.  Subject to their re-election at next year’s Annual Meeting of Stockholders in April 2011, Mr. Everitt and Mr. Loree will succeed D. Howard Pierce and Geoffrey D. H. Butler, both of whom are planning to retire from the Board at that time and not stand for re-election.  Neither Mr. Everitt nor Mr. Loree are currently designated to serve on any committees of the Board.

Mr. Everitt is co-leader of Deere & Company’s Agriculture and Turf Division, the company’s largest operating group, where he serves as President - North America, Asia, Australia, Sub-Saharan and South Africa, and Global Tractor and Turf Products.  During his 35-year career with Deere & Company, Mr. Everitt has led sales, marketing, manufacturing and product development operations in almost every region of the world, while also overseeing joint ventures and acquisitions in China, Europe and South America.  Elected a senior officer of Deere in 2001, Mr. Everitt has also held additional responsibilities in such areas as Corporate Secretary, Corporate Engineering, Technology Development, Human Resources and Labor Relations.

Mr. Loree serves as Executive Vice President and Chief Operating Officer of Stanley Black & Decker, a position he has held since the beginning of 2009, first with the Stanley Works and subsequently since the merger of Stanley and Black & Decker which was completed in March 2010.  His responsibilities include executive oversight for all business segments including the company’s European and Asian operations, as well as global sourcing, IT and business development.  Before that, Mr. Loree served as Executive Vice President and Chief Financial Officer of Stanley, having joined the company in 1999 from General Electric where he served for almost 20 years, including vice president for finance and strategic planning within GE Capital.

As non-employee Directors, Messrs. Everitt and Loree will receive compensation in the same manner as the Company’s other non-employee Directors, which compensation the Company previously disclosed in its Proxy Statement for the Company’s 2010 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on March 24, 2010, except that for 2011, all non-employee Directors will receive restricted stock units that will move from a fixed number of shares to a fixed dollar amount.

There are no understandings or arrangements between Mr. Everitt and any other person pursuant to which Mr. Everitt was selected to serve as a director of Harsco. There are no family relationships between Mr. Everitt and any director, executive officer or person nominated or chosen by Harsco to become a director or executive officer, and there are no transactions between Mr. Everitt or any immediate family member and Harsco or any of its subsidiaries.

There are no understandings or arrangements between Mr. Loree and any other person pursuant to which Mr. Loree was selected to serve as a director of Harsco. There are no family relationships between Mr. Loree and any director, executive officer or person nominated or chosen by Harsco to become a director or executive officer, and there are no transactions between Mr. Loree or any immediate family member and Harsco or any of its subsidiaries.

The full text of the press release relating to Mr. Everitt’s and Mr. Loree’s Board appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits

(d)           Exhibits

Exhibit 99.1            Press release dated September 21, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harsco Corporation
(Registrant)

September 27, 2010	/s/ MARK E. KIMMEL
(Date)	Mark E. Kimmel
Senior Vice President and General Counsel

Exhibit Index

99.1	Press release dated September 21, 2010